UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 5, 2019 (April 5, 2019)

BROADCOM INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38449	35-2617337
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1320 Ridder Park Drive, San Jose, California		95131
(Address of principal executive offices)		(Zip Code)

(408) 433-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

On April 5, 2019, Broadcom Inc. (the “Company”), completed its issuance and sale of $11.0 billion in aggregate principal amount of senior unsecured notes comprised of $2,000 million aggregate principal amount of 3.125% senior notes due 2021 (the “2021 Notes”), $1,500 million aggregate principal amount of 3.125% senior notes due 2022 (the “2022 Notes”), $2,000 million aggregate principal amount of 3.625% senior notes due 2024 (the “2024 Notes”), $2,500 million aggregate principal amount of 4.250% senior notes due 2026 (the “2026 Notes”) and $3,000 million aggregate principal amount of 4.750% senior notes due 2029 (the “2029 Notes” and, together with the 2021 Notes, the 2022 Notes, the 2024 Notes and the 2026 Notes, the “Notes”). Each series of Notes will initially be fully and unconditionally guaranteed, jointly and severally, on an unsecured, unsubordinated basis by Broadcom Technologies Inc., a Delaware corporation, Broadcom Corporation, a California corporation and Broadcom Cayman Finance Limited, an exempted company incorporated with limited liability under the laws of the Cayman Islands (together, the “Guarantors”). The Company intends to use the net proceeds from the sale of the Notes to repay outstanding indebtedness under its existing credit agreement with Bank of America, N.A., as the administrative agent.

Indenture

The Notes were issued pursuant to an Indenture, dated April 5, 2019, among the Company, the Guarantors and Wilmington Trust, National Association, as trustee (the “Indenture”). Each series of Notes pays interest semi-annually in arrears on April 15 and October 15 of each year. The Notes were offered in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to certain non-U.S. persons in transactions outside of the United States in reliance on Regulation S under the Securities Act.

Optional Redemption Provisions and Change of Control Purchase Right

The Company may, at its option, redeem or purchase, in whole or in part, the 2021 Notes, the 2022 Notes, the 2024 Notes, the 2026 Notes and the 2029 Notes at any time prior to April 15, 2021 (their maturity date), October 15, 2022 (their maturity date), September 15, 2024 (one month prior to their maturity), February 15, 2026 (two months prior to their maturity), and January 15, 2029 (three months prior to their maturity), respectively, at a price equal to 100% of the principal amount of the applicable Notes redeemed, plus a corresponding “make-whole” premium as set forth in the Indenture, plus accrued and unpaid interest thereon to, but excluding, the redemption date. In addition, the Company may, at its option, redeem or purchase, in whole or in part, the 2024 Notes, the 2026 notes and the 2029 Notes on or after September 15, 2024, February 15, 2026 and January 15, 2029, respectively, at a redemption price equal to 100% of the principal amount of the applicable Notes redeemed, plus accrued and unpaid interest thereon, if any, to, but excluding, the redemption date.

In the event that certain changes in the tax law of any relevant jurisdiction would impose withholding taxes on payments on the Notes, the Company may redeem a series of Notes in whole, but not in part, at any time, at a redemption price of 100% of the principal amount, plus accrued and unpaid interest thereon, if any, and Additional Amounts (as defined in the Indenture), if any, to the redemption date.

The holders of the Notes will also have the right to require the Company to purchase their Notes upon the occurrence of a Change of Control Triggering Event, as defined in the Indenture, at an offer price equal to 101% of the aggregate principal amount of the Notes purchased plus accrued and unpaid interest thereon to, but excluding, the date of purchase.

Ranking

Under the terms of the Indenture, the Notes and the guarantees are the Company’s and the Guarantors’ respective senior unsecured obligations and (i) rank equal in right of payment with all of the Company’s and the Guarantors’ respective existing and future senior unsecured indebtedness, (ii) rank senior in right of payment to the Company’s and the Guarantors’ respective existing and future subordinated indebtedness, (iii) are effectively subordinated in right of payment to the Company’s and the Guarantors’ respective existing and future secured obligations, to the extent of the assets securing such obligations and (iv) are structurally subordinated in right of payment to any existing and future indebtedness or other liabilities, including trade payables, of the Company’s subsidiaries (excluding the Guarantors) and the Guarantors’ respective subsidiaries.

Restrictive Covenants

The Indenture contains covenants that, subject to certain qualifications and exceptions, limit the ability of the Company, the Guarantors and their subsidiaries to, among other things, (i) incur certain secured debt; (ii) enter into certain sale and lease-back transactions and (iii) consolidate, merge, sell or otherwise dispose of all or substantially all of their assets.

Events of Default

Upon the occurrence of an event of default under the Indenture with respect to the Notes, which includes payment defaults, defaults in the performance of certain covenants and bankruptcy and insolvency related defaults, the Company’s obligations under the Notes may be accelerated, in which case the entire principal amount of the Notes would be immediately due and payable.

The foregoing description of the Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the Indenture. A copy of the Indenture is attached as Exhibit 4.1 to this Current Report on Form 8-K, and is incorporated by reference herein.

Registration Rights Agreement

On April 5, 2019, the Company, the Guarantors and Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC, as representatives of the several initial purchasers of the Notes, entered into a registration rights agreement with respect to the Notes (the “Registration Rights Agreement”). The Company and the Guarantors agreed under the Registration Rights Agreement to use commercially reasonable efforts to (i) file a registration statement on an appropriate registration form with respect to a registered offer to exchange each series of the Notes for new notes, with terms substantially identical in all material respects to such series of Notes and (ii) cause the registration statement to be declared effective under the Securities Act.

If the exchange offer is not completed on or before April 5, 2024, the Company and the Guarantors will use commercially reasonable efforts to file and to have declared effective a shelf registration statement relating to resales of the Notes and keep such shelf registration statement effective until the date that the Notes cease to be Transfer Restricted Securities (as defined in the Registration Rights Agreement).

If the Company and the Guarantors fail to satisfy this obligation with respect to a series of the Notes (a “registration default”) under the Registration Rights Agreement, then additional interest will accrue on the principal amount of the Notes of such series at an annual rate of 0.250%. The annual interest rate on such series of the Notes will increase by an additional 0.250% for each subsequent 90-day period during which the registration default continues, up to a maximum of 1.000%. The additional interest will accrue to and including the date such registration default ends, at which time the interest rate on the applicable series of Notes will revert to the original level. A registration default ends with respect to any Notes when such Notes cease to be Transfer Restricted Securities.

If the Company is required to pay additional interest due to a registration default, the Company will pay such additional interest to the holders of the Notes in cash on the same dates that the Company makes other interest payments on the Notes, until the applicable registration default is cured.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Registration Rights Agreement. A copy of the Registration Rights Agreement is attached as Exhibit 4.7 to this Current Report on Form 8-K, and is incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

The information disclosed above under Item 1.01 is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Indenture, dated as of April 5, 2019, by and among the Company, the Guarantors and Wilmington Trust, National Association, as trustee.

4.2	Form of 3.125% Senior Notes due 2021 (included in Exhibit 4.1)

4.3	Form of 3.125% Senior Notes due 2022 (included in Exhibit 4.1)

4.4	Form of 3.625% Senior Notes due 2024 (included in Exhibit 4.1)

4.5	Form of 4.250% Senior Notes due 2026 (included in Exhibit 4.1)

4.6	Form of 4.750% Senior Notes due 2029 (included in Exhibit 4.1)

4.7	Registration Rights Agreement, dated as of April 5, 2019, by and among the Company, the Guarantors and Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC, as representatives of the several initial purchasers of the Notes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BROADCOM INC.

Date: April 5, 2019	By:	/s/ Thomas H. Krause, Jr.
Name: Thomas H. Krause, Jr.
Title: Chief Financial Officer